Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement, Post-Effective Amendment No. 1 to Registration Statement 333-176674 and Post-Effective Amendment No. 2 to Registration Statements 333-165389, 333-157825, 333-149834, 333-147063, 333-133237, 333-124536, 333-113472, 333-102770, 333-82722, 333-57026 and 333-35862 in the Registration Statement (Form S-8) pertaining to the Exelixis, Inc. 2000 Non-Employee Directors’ Stock Option Plan, the Exelixis, Inc. 2000 Equity Incentive Plan, the Exelixis, Inc. 2010 Inducement Award Plan, the Exelixis, Inc. 2011 Equity Incentive Plan, the Exelixis, Inc. 2014 Equity Incentive Plan, and the Exelixis, Inc. 401(k) Plan, of our reports dated February 20, 2014, with respect to the consolidated financial statements of Exelixis, Inc., and the effectiveness of internal control over financial reporting of Exelixis, Inc., included in its Annual Report (Form 10-K) for the year ended December 27, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

June 13, 2014